Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 13, 2025

Leggett & Platt Reports 4Q and Full Year 2024 Results and

Announces Leadership Update for the Specialized Products Segment

Carthage, MO, February 13, 2025 —

•	4Q sales of $1.1 billion, a 5% decrease vs 4Q23

•	4Q EPS of $.10, 4Q adjusted[1] EPS of $.21, a $.05 decrease vs adjusted[1] 4Q23 EPS

•	2024 sales of $4.4 billion, a 7% decrease vs 2023

•	2024 EPS of ($3.73), 2024 adjusted[1] EPS of $1.05, a $.34 decrease vs adjusted[1] 2023 EPS

•	2025 guidance: sales of $4.0–$4.3 billion, EPS of $.83–$1.24; adjusted[1] EPS of $1.00–$1.20

•	Sam Smith appointed President of Specialized Products segment

President and CEO Karl Glassman commented, “In 2024, we made excellent progress on our strategic priorities, particularly the execution of our restructuring plan, which consistently met or exceeded our expectations. As part of our restructuring activities this year, we realized $22 million in EBIT benefit, generated $20 million in cash proceeds from real estate sales, minimized sales attrition, and kept costs on target. We prioritized balance sheet strength and reduced debt by $126 million. Additionally, we initiated a portfolio evaluation to assess opportunities for long-term growth and determine which businesses are the right long-term fit, through which we continue to explore a potential sale of our Aerospace Group.

“Our 2024 sales and earnings were impacted by continued weak demand in residential end markets and softening in Automotive and Hydraulic Cylinders in the second half of the year. However, we are encouraged that our strategic initiatives are delivering results. We expect continued economic uncertainty in 2025, but we continue to focus on strengthening our balance sheet, improving operational efficiency and margins, and positioning the company for long-term growth. I am confident that the actions we are taking will improve profitability and create long-term shareholder value.

“As we continue driving improvements in 2025, I am pleased to announce that Sam Smith has been promoted to President of the Specialized Products segment. Sam has been instrumental in steering operational efficiency projects in the segment since mid-2024 and is already well-versed in each of these businesses. In addition to leading Specialized Products, Sam will continue to serve as Executive Vice President and President of the Furniture, Flooring & Textile Products segment.”

FOURTH QUARTER RESULTS

Fourth quarter sales were $1.1 billion, a 5% decrease versus fourth quarter last year

•	Organic sales[2] were down 5%

•

Volume was down 4%, primarily from continued weak demand in residential end markets, the expected exit of a customer in Specialty Foam, and soft demand in Automotive and Hydraulic Cylinders. These declines were partially offset by higher trade rod and wire sales, strong demand in Aerospace, and growth in Textiles.

•	Raw material-related selling price decreases and currency impact reduced sales 1%

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	Trade sales excluding acquisitions/divestitures in the last 12 months

Fourth quarter EBIT was $44 million, up $411 million from fourth quarter 2023 EBIT of ($367) million.

Adjusted1 EBIT was $56 million, a $10 million decrease from fourth quarter 2023 adjusted1 EBIT.

•

4Q 2024 adjustments include: $15 million of restructuring charges, a $1 million non-cash goodwill impairment charge related to restructuring activities, and $4 million gain from the sale of real estate

•

4Q 2023 adjustments include: a $444 million non-cash long-lived asset impairment charge (primarily customer intangibles) related to prior year acquisitions in the Bedding Products segment, $6 million gain from the sale of real estate, and $5 million gain on net insurance proceeds from tornado damage

•

Adjusted[1] EBIT decreased primarily from metal margin compression, lower volume, and other smaller items partially offset by lower amortization expense, restructuring benefit, and operational efficiency improvements.

EBIT margin was 4.1%, up from (32.9%) in the fourth quarter of 2023, and adjusted1 EBIT margin was 5.3%, down from 5.9%.

Fourth quarter EPS was $.10, a $2.28 increase versus fourth quarter 2023 EPS of ($2.18). Fourth quarter adjusted1 EPS was $.21, down $.05 versus fourth quarter 2023 adjusted1 EPS of $.26.

	Fourth Quarter Results [1]
		EBIT (millions)			EPS
	Bedding	Specialized	FF&T	Total
Reported results	$2	$25	$17	$44	$.10
Adjustment items:
Restructuring, restructuring-related, and impairment charges [2]	10	5	—	15	.09
Goodwill impairment	1	—	—	1	.00
Gain from sale of restructuring real estate	(2)	—	—	(2)	(.01)
Gain from sale of idle real estate	(2)	—	—	(2)	(.01)
Special tax item [3]	—	—	—	—	.04

Total adjustments	7	5	—	12	.11

Adjusted results	$8	$30	$17	$56	$.21

[1]	Calculations impacted by rounding
[2]	Includes $2 million associated with exploring the potential sale of Aerospace in the Specialized Products segment
[3]	$5 million deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment

FULL YEAR RESULTS

2024 sales were $4.4 billion, a 7% decrease versus 2023

•	Organic sales[2] were down 7%

•

Volume was down 4%, primarily from continued weak demand in residential end markets, the expected exit of a customer in Specialty Foam, and demand softening in the second half of the year in Automotive and Hydraulic Cylinders. These declines were partially offset by higher trade rod sales and strong demand in Aerospace.

•	Raw material-related selling price decreases reduced sales 3%

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2024 EBIT was a loss of $430 million, down $340 million from 2023 EBIT of ($90) million. Adjusted1 EBIT was $267 million, a $67 million decrease from 2023 adjusted1 EBIT.

•

2024 adjustments include: $676 million of non-cash goodwill impairment charges, $50 million of restructuring charges, $4 million of CEO transition compensation costs, $31 million gain from sale of real estate, and $2 million gain on net insurance proceeds from tornado damage.

•	2023 adjustments include: a $444 million long-lived asset impairment, $11 million gain from sale of real estate, and $9 million gain on net insurance proceeds from tornado damage.

•

Adjusted[1] EBIT decreased primarily from lower volume and unfavorable sales mix, raw material-related pricing adjustments, metal margin compression, and other expected higher expense items such as bad debt, medical, etc., partially offset by lower amortization expense, operational efficiency improvements, and restructuring benefit.

EBIT margin was (9.8%), down from (1.9%) in 2023, and adjusted1 EBIT margin was 6.1%, down from 7.1%.

2024 EPS was a loss of $3.73, a $2.73 decrease versus 2023 EPS of ($1.00). 2024 adjusted1 EPS was $1.05, down $.34 versus 2023 adjusted1 EPS of $1.39.

	Full Year Results [1]
		EBIT (millions)				EPS
	Bedding	Specialized	FF&T	Other	Total
Reported results	($549)	$64	$58	($4)	($430)	($3.73)
Adjustment items:
Goodwill impairment	588	44	44	—	676	4.61
Restructuring, restructuring-related, and impairment charges [2]	37	10	2	—	50	.28
Gain from sale of restructuring real estate	(17)	—	—	—	(17)	(.09)
Gain from sale of idle real estate	(14)	—	—	—	(14)	(.08)
Gain from net insurance proceeds	—	—	(2)	—	(2)	(.01)
CEO transition compensation costs	—	—	—	4	4	.03
Special tax item [3]	—	—	—	—	—	.04

Total adjustments	594	54	44	4	696	4.78

Adjusted results	$45	$118	$103	$—	$267	$1.05

[1]	Calculations impacted by rounding
[2]	Includes $3 million associated with exploring the potential sale of Aerospace in the Specialized Products segment
[3]	$5 million deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment

2024 DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.76x trailing 12-month adjusted EBITDA[1]

•	Debt at December 31

•	Total debt of $1.9 billion, including $368 million of commercial paper outstanding

•	Used commercial paper to repay $300 million of 3.8%, 10-year notes in November

•	Reduced debt by $126 million in 2024

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•	Operating cash flow was $306 million, a decrease of $191 million versus 2023, driven primarily by lower earnings and less benefit from working capital

•	Capital expenditures were $82 million

•	Dividends were $136 million (paid 4Q23 and 1Q24 dividend at $.46/share and 2Q24 and 3Q24 dividend at $.05/share)

•	Dividends declared were $.61 per share in 2024, down $1.21 from $1.82 per share in 2023

•	In November, Leggett & Platt’s Board of Directors declared a fourth quarter dividend of $.05 per share, a decrease of $.41 per share versus last year’s fourth quarter dividend

•	Stock repurchases of .3 million shares surrendered for employee benefit plans and issuances of 1.3 million shares through employee benefit plans

•	Shares outstanding at the end of the year were 134.4 million

•	Total liquidity was $793 million at December 31

•	$350 million cash on hand

•	$443 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN UPDATE

•

Annualized EBIT benefit of $60–$70 million expected to be realized after initiatives are fully implemented in late 2025 versus prior estimate of $50–$60 million due to additional benefit from the Hydraulic Cylinders and G&A initiatives

•	Realized $12 million of EBIT benefit in fourth quarter 2024 and $22 million of EBIT benefit in 2024

•	Expect approximately $35–$40 million of incremental EBIT benefit to be realized in 2025 and approximately $5–$10 million of incremental EBIT benefit in 2026

•	Anticipate approximately $80 million of annual sales attrition after initiatives are fully implemented in late 2025

•	Realized $8 million of sales attrition in fourth quarter 2024 and $15 million in 2024

•	Expect approximately $45 million of incremental sales attrition in 2025 and approximately $20 million of incremental sales attrition in 2026

•	Also expect to receive cash from the sale of real estate associated with the plan

•	Anticipate $15–$40 million of cash proceeds in 2025 with the balance in 2026 due to timing of listing properties versus prior expectation of sales being substantially complete by end of 2025

•	Expect restructuring and restructuring-related costs of $80–$90 million versus prior estimate of $65–$85 million

•

Anticipate cash restructuring and restructuring-related costs of $45–$50 million versus prior estimate of $30–$40 million due primarily to additional cash costs related to the Hydraulic Cylinders and G&A initiatives

•	Expect non-cash restructuring and restructuring-related costs to be $35–$40 million versus prior estimate of $35–$45 million due to lower than previously anticipated asset impairment charges

	Actual Restructuring Plan Impacts (millions)		Expected Restructuring Plan Impacts (millions)
	4Q 2024	2024	2025	Total
Net Cash Received from Real Estate Sales	$3	$20	$15–$40	$60–$80

Total Costs	$14	$48	$30–$40	$80–90
Cash Costs	4	30	15–20	45–50
Non-Cash Costs [1]	10	18	15–20	35–40

[1]	Includes $1 million goodwill impairment charge related to a small operation in the Bedding Products segment

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2025 GUIDANCE

•	Sales are expected to be $4.0–$4.3 billion, down 2% to 9% versus 2024

•	Volume is expected to be down low to mid-single digits

•	Volume at the midpoint:

•	Down mid-single digits in Bedding Products segment

•	Down mid-single digits in Specialized Products segment

•	Down low single digits in Furniture, Flooring & Textile Products segment

•	Raw material-related price decreases and currency impact combined expected to reduce sales low single digits

•	EPS is expected to be $0.83–$1.24

•	Earnings expectations include:

•	$.16 to $.22 per share impact from restructuring costs

•	$.05 to $.20 per share gain from sales of real estate related to restructuring initiatives

•	Adjusted EPS is expected to be $1.00–$1.20

•	At the midpoint, increase versus 2024 due primarily to restructuring benefit and operational efficiency improvements, partially offset by lower volume

•	Based on this framework, 2025 EBIT margin is expected to be 5.7%–7.0%; adjusted EBIT margin is expected to be 6.4%–6.8%

•	Additional expectations:

•	Depreciation and amortization $135 million

•	Net interest expense $70 million

•	Effective tax rate 25%

•	Fully diluted shares 139 million

•	Operating cash flow $275–$325 million

•	Capital expenditures $100 million

•	Minimal acquisitions and share repurchases, as well as a full year of lower quarterly dividends, supporting continued prioritization of debt reduction while funding organic growth

SEGMENT RESULTS – Fourth Quarter 2024 (versus 4Q 2023)

Bedding Products –

•	Trade sales decreased 6%

•

Volume decreased 3%, primarily due to demand softness in U.S. and European bedding markets, the expected exit of a customer in Specialty Foam, and restructuring-related sales attrition, partially offset by higher trade rod and wire sales

•	Raw material-related selling price decreases reduced sales 3%

•	EBIT increased $433 million, primarily from the non-recurrence of a $444 million non-cash long-lived asset impairment

•	Adjusted[1] EBIT decreased $3 million, primarily from metal margin compression and unfavorable sales mix, partially offset by lower amortization expense and restructuring benefit

Specialized Products –

•	Trade sales decreased 5%

•	Volume decreased 5% from declines in Automotive and Hydraulic Cylinders, partially offset by growth in Aerospace

•	EBIT decreased $7 million, primarily from $5 million of restructuring charges

•	Adjusted[1] EBIT decreased $2 million, primarily from lower volume partially offset by disciplined cost management

Furniture, Flooring & Textile Products –

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•	Trade sales decreased 4%

•	Volume decreased 2%, primarily from continued weak demand in residential end markets partially offset by growth in Geo Components and Fabric Converting

•	Raw material-related selling price decreases reduced sales 2%

•	EBIT decreased $15 million, primarily from the non-recurrence of a $6 million gain from sale of real estate and $4 million gain on net insurance proceeds from tornado damage

•	Adjusted[1] EBIT decreased $6 million, primarily from lower volume, raw material-related pricing adjustments, and other smaller items

SEGMENT RESULTS – Full Year 2024 (versus 2023)

Bedding Products –

•	Trade sales decreased 11%

•	Volume decreased 6%, primarily due to demand softness in U.S. and European bedding markets and the expected exit of a customer in Specialty Foam partially offset by higher trade rod sales

•	Raw material-related selling price decreases reduced sales 5%

•	EBIT decreased $205 million and adjusted[1] EBIT decreased $47 million

•

2024 adjustments include: $588 million of non-cash goodwill impairment charges, $37 million of restructuring charges, $17 million gain from sale of restructuring-related real estate, and $14 million gain from sale of idle real estate

•	2023 adjustments include: a $444 million non-cash long-lived asset impairment, a $5 million gain from sale of real estate, and $2 million gain on net insurance proceeds from tornado damage

•

Adjusted[1] EBIT decreased primarily from raw material-related pricing adjustments, unfavorable sales mix in Steel Rod and Specialty Foam, metal margin compression, lower volume, and other expense items such as higher bad debt reserves and increased inventory write-downs/reserves. These decreases were partially offset by lower amortization expense, restructuring benefit, and operational efficiency improvements in Specialty Foam.

Specialized Products –

•	Trade sales decreased 3%

•	Volume decreased 3% with soft demand in the second half of the year in Automotive and Hydraulic Cylinders partially offset by strong demand in Aerospace

•	Raw material-related price increases offset by currency impact

•	EBIT decreased $61 million, primarily from a $44 million non-cash goodwill impairment charge and $10 million of restructuring charges

•	Adjusted[1] EBIT decreased $7 million, primarily from lower volume partially offset by disciplined cost management and operational efficiency improvements

Furniture, Flooring & Textile Products –

•	Trade sales decreased 6%

•	Volume decreased 3% from continued weak demand in residential end markets and demand softness in Geo Components through the third quarter

•	Raw material-related selling price decreases reduced sales 3%

•	EBIT decreased $70 million and adjusted[1] EBIT decreased $13 million

•	2024 adjustments include: a $44 million non-cash goodwill impairment charge, $2 million of restructuring charges, and $2 million gain on net insurance proceeds from tornado damage

•	2023 adjustments include: $7 million gain on net insurance proceeds from tornado damage and a $6 million gain from sale of real estate

•	Adjusted[1] EBIT decreased primarily from lower volume

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SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information and a restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Friday, February 14. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 142-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price decreases; currency impact; minimal acquisitions and share repurchases; economic uncertainty; Restructuring Plan financial impacts including the timing and amount of sales attrition, timing and amount of annualized EBIT benefit, proceeds from real estate sales, and cash and non-cash costs. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: regarding the Restructuring Plan (i) the preliminary nature of the estimates and the possibility that all or some of the estimates may change (ii) our ability to timely implement it or receive anticipated benefits (iii) our ability to timely receive expected proceeds from real estate sales and (iv) the impact on employees, customers and vendors; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our revolving credit facility; supply chain shortages and disruptions; our ability to manage working capital; increases or decreases in our capital needs; our ability to collect receivables; market conditions; price and product competition; cost and raw materials, labor and energy costs; cash generation sufficient to pay the dividend, or a Board decision to reduce or suspend the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax rates; increased trade costs, including tariffs; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; climate change costs and impacts; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Cassie J. Branscum, Vice President, Investor Relations

Kolina A. Talbert, Manager, Investor Relations

Katelyn J. Pierce, Analyst, Investor Relations

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LEGGETT & PLATT	Page 8 of 10	February 13, 2025

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2024	2023	Change	2024	2023	Change
Trade sales	$1,056.4	$1,115.1	(5)%	$4,383.6	$4,725.3	(7)%
Cost of goods sold	880.8	915.3		3,634.5	3,871.5

Gross profit	175.6	199.8	(12)%	749.1	853.8	(12)%
Selling & administrative expenses	124.4	121.1	3%	508.8	465.4	9%
Amortization	5.2	17.4		22.0	69.0
Other (income) expense, net	2.3	428.1		648.2	409.8

Earnings (loss) before interest and income taxes	43.7	(366.8)	NM	(429.9)	(90.4)	NM
Net interest expense	18.7	19.5		79.3	83.0

Earnings (loss) before income taxes	25.0	(386.3)		(509.2)	(173.4)
Income taxes	10.8	(88.9)		2.2	(36.6)

Net earnings (loss)	14.2	(297.4)		(511.4)	(136.8)
Less net income from noncontrolling interest	—	0.1		(0.1)	—

Net Earnings (loss) Attributable to L&P	$14.2	$(297.3)	NM	$(511.5)	$(136.8)	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.10	$(2.18)	NM	$(3.73)	$(1.00)	NM
Shares outstanding
Common stock (at end of period)	134.4	133.4	0.7%	134.4	133.4	0.7%
Basic (average for period)	137.5	136.5		137.3	136.3
Diluted (average for period)	138.2	136.5	1.2%	137.3	136.3	0.7%

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Net earnings (loss)	$14.2	$(297.4)		$(511.4)	$(136.8)
Depreciation and amortization	34.1	44.8		136.0	179.9
Working capital decrease (increase)	59.1	63.7		30.0	116.0
Impairments	3.8	443.7		682.3	443.7
Deferred income tax benefit	(2.7)	(111.9)		(58.0)	(129.2)
Other operating activities	13.8	3.2		26.8	23.6

Net Cash from Operating Activities	$122.3	$146.1	(16)%	$305.7	$497.2	(39)%
Additions to PP&E	(21.8)	(23.4)		(81.6)	(113.8)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	6.4	10.2		47.0	23.4
Dividends paid	(6.6)	(61.3)		(136.3)	(239.4)
Repurchase of common stock, net	(0.4)	(0.5)		(4.9)	(6.0)
Additions (payments) to debt, net	(15.6)	14.6		(125.9)	(107.1)
Other	(11.3)	5.9		(19.3)	(5.3)

Increase (Decrease) in Cash & Equivalents	$73.0	$91.6		$(15.3)	$49.0

FINANCIAL POSITION	Dec 31,	Dec 31,
(In millions)	2024	2023	Change
Cash and equivalents	$350.2	$365.5
Receivables	559.4	637.3
Inventories	722.6	819.7
Other current assets	58.3	58.9

Total current assets	1,690.5	1,881.4	(10)%
Net fixed assets	724.4	781.2
Operating lease right-of-use assets	175.7	193.2
Goodwill	794.4	1,489.8
Intangible assets and deferred costs, both at net	276.6	288.9

TOTAL ASSETS	$3,661.6	$4,634.5	(21)%

Trade accounts payable	$497.7	$536.2
Current debt maturities	1.3	308.0
Current operating lease liabilities	53.4	57.3
Other current liabilities	294.0	361.1

Total current liabilities	846.4	1,262.6	(33)%

Long-term debt	1,862.8	1,679.6	11%
Operating lease liabilities	131.1	150.5
Deferred taxes and other liabilities	131.1	207.8
Equity	690.2	1,334.0	(48)%

Total Capitalization	2,815.2	3,371.9	(17)%

TOTAL LIABILITIES & EQUITY	$3,661.6	$4,634.5	(21)%

LEGGETT & PLATT	Page 9 of 10	February 13, 2025

SEGMENT RESULTS [1]	FOURTH QUARTER			YEAR TO DATE
(In millions)	2024	2023	Change	2024	2023	Change
Bedding Products
Trade sales	$420.2	$448.5	(6)%	$1,751.7	$1,964.7	(11)%
EBIT	1.6	(431.6)	NM	(549.0)	(344.2)	NM
EBIT margin	0.4%	-96.2%	NM	-31.3%	-17.5%	NM
Goodwill impairment	0.7	—		587.9	—
Long-lived asset impairment	—	443.7		—	443.7
Restructuring, restructuring-related, and impairment charges	10.2	—		37.4	—
Gain on sale of real estate	(4.3)	—		(30.9)	(5.4)
Gain from net insurance proceeds from tornado damage	—	(1.3)		—	(1.9)

Adjusted EBIT [3]	8.2	10.8	(24)%	45.4	92.2	(51)%
Adjusted EBIT margin [3]	2.0%	2.4%	-40 bps [2]	2.6%	4.7%	-210 bps [2]
Depreciation and amortization	15.3	26.6		59.0	103.9

Adjusted EBITDA	23.5	37.4	(37)%	104.4	196.1	(47)%
Adjusted EBITDA margin	5.6%	8.3%	-270 bps	6.0%	10.0%	-400 bps
Specialized Products
Trade sales	$303.7	$318.5	(5)%	$1,239.1	$1,279.8	(3)%
EBIT	25.4	32.0	(21)%	64.4	125.0	(48)%
EBIT margin	8.4%	10.0%	-160 bps	5.2%	9.8%	-460 bps
Goodwill impairment	—	—		43.6	—
Restructuring, restructuring-related, and impairment charges	5.0	—		10.1	—

Adjusted EBIT [3]	30.4	32.0	(5)%	118.1	125.0	(6)%
Adjusted EBIT margin [3]	10.0%	10.0%	0 bps	9.5%	9.8%	-30 bps
Depreciation and amortization	11.6	9.4		43.0	41.1

Adjusted EBITDA	42.0	41.4	1%	161.1	166.1	(3)%
Adjusted EBITDA margin	13.8%	13.0%	80 bps	13.0%	13.0%	0 bps
Furniture, Flooring & Textile Products
Trade sales	$332.5	$348.1	(4)%	$1,392.8	$1,480.8	(6)%
EBIT	16.6	31.9	(48)%	58.2	128.6	(55)%
EBIT margin	5.0%	9.2%	-420 bps	4.2%	8.7%	-450 bps
Goodwill impairment	—	—		44.5	—
Restructuring, restructuring-related, and impairment charges	0.3	—		2.3	—
Gain on sale of real estate	—	(5.5)		—	(5.5)
Gain from net insurance proceeds from tornado damage	—	(4.0)		(2.2)	(7.0)

Adjusted EBIT [3]	16.9	22.4	(25)%	102.8	116.1	(11)%
Adjusted EBIT margin [3]	5.1%	6.4%	-130 bps	7.4%	7.8%	-40 bps
Depreciation and amortization	5.5	5.5		21.7	22.5

Adjusted EBITDA	22.4	27.9	(20)%	124.5	138.6	(10)%
Adjusted EBITDA margin	6.7%	8.0%	-130 bps	8.9%	9.4%	-50 bps
Total Company
Trade sales	$1,056.4	$1,115.1	(5)%	$4,383.6	$4,725.3	(7)%
EBIT - segments	43.6	(367.7)	NM	(426.4)	(90.6)	NM
Intersegment eliminations and other	0.1	0.9		(3.5)	0.2

EBIT	43.7	(366.8)	NM	(429.9)	(90.4)	NM
EBIT margin	4.1%	-32.9%	NM	-9.8%	-1.9%	NM
Goodwill impairment	0.7	—		676.0	—
Long-lived asset impairment	—	443.7		—	443.7
Restructuring, restructuring-related, and impairment charges	15.5	—		49.8	—
Gain on sale of real estate	(4.3)	(5.5)		(30.9)	(10.9)
Gain from net insurance proceeds from tornado damage	—	(5.3)		(2.2)	(8.9)
CEO transition compensation costs	—	—		3.7	—

Adjusted EBIT [3]	55.6	66.1	(16)%	266.5	333.5	(20)%
Adjusted EBIT margin [3]	5.3%	5.9%	-60 bps	6.1%	7.1%	-100 bps
Depreciation and amortization - segments	32.4	41.5		123.7	167.5
Depreciation and amortization - unallocated [4]	1.7	3.3		12.3	12.4

Adjusted EBITDA	$89.7	$110.9	(19)%	$402.5	$513.4	(22)%
Adjusted EBITDA margin	8.5%	9.9%	-140 bps	9.2%	10.9%	-170 bps

LAST SIX QUARTERS	2023		2024
Selected Figures (In Millions)	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	1,175.4	1,115.1	1,096.9	1,128.6	1,101.7	1,056.4
Sales growth (vs. prior year)	(9)%	(7)%	(10)%	(8)%	(6)%	(5)%
Volume growth (same locations vs. prior year)	(6)%	(3)%	(6)%	(4)%	(4)%	(4)%
Adjusted EBIT [3]	86.0	66.1	63.7	71.2	76.0	55.6
Cash from operations	143.8	146.1	(6.1)	94.0	95.5	122.3
Adjusted EBITDA (trailing twelve months) [3]	539.2	513.4	475.3	442.3	423.7	402.5
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [3,5]	3.15	3.16	3.61	3.83	3.78	3.76

Organic Sales (Vs. Prior Year) [6]	3Q	4Q	1Q	2Q	3Q	4Q
Bedding Products	(17)%	(14)%	(15)%	(13)%	(8)%	(6)%
Specialized Products	3%	5%	(1)%	—%	(6)%	(5)%
Furniture, Flooring & Textile Products	(14)%	(7)%	(9)%	(6)%	(4)%	(4)%
Overall	(11)%	(7)%	(10)%	(8)%	(6)%	(5)%

[1]	Segment and overall company margins calculated on net trade sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets.
[5]	EBITDA based on trailing twelve months.
[6]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 10 of 10	February 13, 2025

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]

Non-GAAP Adjustments [7]	Full Year		2023		2024
(In millions, except per share data)	2023	2024	3Q	4Q	1Q	2Q	3Q	4Q
Goodwill impairment	—	676.0	—	—	—	675.3	—	0.7
Long-lived asset impairment	443.7	—	—	443.7	—	—	—	—
Restructuring, restructuring-related, and impairment charges	—	49.8	—	—	10.8	11.2	12.3	15.5
Gain on sale of real estate	(10.9)	(30.9)	(5.4)	(5.5)	(7.9)	(4.7)	(14.0)	(4.3)
Gain from net insurance proceeds from tornado damage	(8.9)	(2.2)	—	(5.3)	(2.2)	—	—	—
CEO transition compensation costs	—	3.7	—	—	—	3.7	—	—

Non-GAAP Adjustments (Pretax) [8]	423.9	696.4	(5.4)	432.9	0.7	685.5	(1.7)	11.9
Income tax impact	(98.1)	(46.1)	0.9	(99.9)	(0.2)	(43.6)	0.4	(2.7)
Special tax item [9]	—	5.4	—	—	—	—	—	5.4

Non-GAAP Adjustments (After Tax)	325.8	655.7	(4.5)	333.0	0.5	641.9	(1.3)	14.6

Diluted shares outstanding	136.3	137.3	136.8	136.5	137.3	137.3	138.0	138.2
EPS Impact of Non-GAAP Adjustments	2.39	4.78	(0.03)	2.44	—	4.68	(0.01)	0.11

Adjusted EBIT, EBITDA, Margin, and EPS [7]	Full Year		2023		2024
(In millions, except per share data)	2023	2024	3Q	4Q	1Q	2Q	3Q	4Q
Trade sales	4,725.3	4,383.6	1,175.4	1,115.1	1,096.9	1,128.6	1,101.7	1,056.4
EBIT (earnings before interest and taxes)	(90.4)	(429.9)	91.4	(366.8)	63.0	(614.3)	77.7	43.7
Non-GAAP adjustments (pretax)	423.9	696.4	(5.4)	432.9	0.7	685.5	(1.7)	11.9

Adjusted EBIT	333.5	266.5	86.0	66.1	63.7	71.2	76.0	55.6

EBIT margin	-1.9%	-9.8%	7.8%	-32.9%	5.7%	-54.4%	7.1%	4.1%
Adjusted EBIT Margin	7.1%	6.1%	7.3%	5.9%	5.8%	6.3%	6.9%	5.3%

EBIT	(90.4)	(429.9)	91.4	(366.8)	63.0	(614.3)	77.7	43.7
Depreciation and amortization	179.9	136.0	45.0	44.8	32.9	32.6	36.4	34.1

EBITDA	89.5	(293.9)	136.4	(322.0)	95.9	(581.7)	114.1	77.8
Non-GAAP adjustments (pretax)	423.9	696.4	(5.4)	432.9	0.7	685.5	(1.7)	11.9

Adjusted EBITDA	513.4	402.5	131.0	110.9	96.6	103.8	112.4	89.7

EBITDA margin	1.9%	-6.7%	11.6%	-28.9%	8.7%	-51.5%	10.4%	7.4%
Adjusted EBITDA Margin	10.9%	9.2%	11.1%	9.9%	8.8%	9.2%	10.2%	8.5%

Diluted EPS	(1.00)	(3.73)	0.39	(2.18)	0.23	(4.39)	0.33	0.10
EPS impact of non-GAAP adjustments	2.39	4.78	(0.03)	2.44	—	4.68	(0.01)	0.11

Adjusted EPS	1.39	1.05	0.36	0.26	0.23	0.29	0.32	0.21

Net Debt to Adjusted EBITDA [10]	Full Year		2023		2024
	2023	2024	3Q	4Q	1Q	2Q	3Q	4Q
Total debt	1,987.6	1,864.1	1,971.9	1,987.6	2,076.7	2,003.1	1,879.3	1,864.1
Less: cash and equivalents	(365.5)	(350.2)	(273.9)	(365.5)	(361.3)	(307.0)	(277.2)	(350.2)

Net debt	1,622.1	1,513.9	1,698.0	1,622.1	1,715.4	1,696.1	1,602.1	1,513.9
Adjusted EBITDA, trailing 12 months	513.4	402.5	539.2	513.4	475.3	442.3	423.7	402.5

Net Debt / 12-month Adjusted EBITDA	3.16	3.76	3.15	3.16	3.61	3.83	3.78	3.76

[7] Management and investors use these measures as supplemental information to assess operational performance. [8] The non-GAAP adjustments are included in the following lines of the income statement:

			2023		2024
			3Q	4Q	1Q	2Q	3Q	4Q
Cost of goods sold			—	—	2.3	1.4	0.8	8.7
Selling & administrative expenses			—	—	0.5	8.7	6.2	4.5
Other (income) expense, net			(5.4)	432.9	(2.1)	675.4	(8.7)	(1.3)

Total Non-GAAP Adjustments (Pretax)			(5.4)	432.9	0.7	685.5	(1.7)	11.9

[9]	Deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.
[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]	Calculations impacted by rounding.